Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

May 20, 2026

Firefly Neuroscience, Inc.
1100 Military Road

Kenmore, NY 14217

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of an aggregate of 22,500,000 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company to be sold by certain selling shareholders named in the Registration Statement (the “Selling Shareholders”), comprised of

(A)	1,213,175 shares of Common Stock (the “March 2026 SPA Shares”) currently outstanding and issued to certain investors (the “March 2026 Investors”) pursuant to that certain Securities Purchase Agreement, dated March 8, 2026, by and between the Company and the March 2026 Investors (the “March 2026 Securities Purchase Agreement”);

(B)	5,620,158 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable for Common Stock at an exercise price per share of $0.0001, without giving effect to applicable limitations or restrictions on exercise;

(C)	6,833,333 shares of Common Stock (the “March 2026 150% Warrant Shares”) issuable upon the exercise of five-year common stock purchase warrants (the “March 2026 150% Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable at an exercise price of $1.88 per share, without giving effect to applicable limitations or restrictions on exercise;

800 Connecticut Avenue, NW, Suite 300

Washington, DC 20006

PG. 2 May 20, 2026

(D)	6,833,333 shares of Common Stock (the “March 2026 200% Warrant Shares”) issuable upon the exercise of five-year common stock purchase warrants (the “March 2026 200% Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable at an exercise price of $2.50 per share, without giving effect to applicable limitations or restrictions on exercise;

(E)	666,667 shares of Common Stock (the “May 2026 SPA Shares”) to be issued to an investor (the “May 2026 Investor”) upon Shareholder Approval (as defined in the May 2026 Securities Purchase Agreement) pursuant to that certain Securities Purchase Agreement, dated May 6, 2026, by and between the Company and the May 2026 Investor (the “May 2026 Securities Purchase Agreement”);

(F)	666,667 shares of Common Stock (the “May 2026 150% Warrant Shares”) issuable upon the exercise of a five-year common stock purchase warrant (the “May 2026 150% Warrant”) to be issued to the May 2026 Investor upon Shareholder Approval pursuant to the May 2026 Securities Purchase Agreement, which shall not be exercisable until the Company has obtained Shareholder Approval and thereafter are exercisable at an exercise price of $1.88 per share, without giving effect to applicable limitations or restrictions on exercise; and

(G)	666,667 shares of Common Stock (the “May 2026 200% Warrant Shares”) issuable upon the exercise of a five-year common stock purchase warrant (the “May 2026 200% Warrant”) to be issued to the May 2026 Investor upon Shareholder Approval pursuant to the May 2026 Securities Purchase Agreement, which shall not be exercisable until the Company has obtained Shareholder Approval and thereafter are exercisable at an exercise price of $2.50 per share, without giving effect to applicable limitations or restrictions on exercise。

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

PG. 3 May 20, 2026

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and had the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that (A) the March 2026 SPA Shares issued by the Company to the March 2026 Investors are legally and validly issued, fully paid and nonassessable; (B) the Pre-Funded Warrant Shares, if and when issued upon exercise of the Pre-Funded Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (C) the March 2026 150% Warrant Shares, if and when issued upon exercise of March 2026 150% Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (D) the March 2026 200% Warrant Shares, if and when issued upon exercise of March 2026 200% Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (E) the May 2026 SPA Shares to be issued the May 2026 Investor, will be legally and validly issued, fully paid and nonassessable; (F) the May 2026 150% Warrant Shares, if and when issued upon exercise of the May 2026 150% Warrant to be issued to the May 2026 Investor in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; and (G) the May 2026 200% Warrant Shares, if and when issued upon exercise of the May 2026 200% Warrant to be issued to the May 2026 Investor in accordance with their terms, will be legally and validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the Delaware General Corporation Law as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bevilacqua PLLC

Bevilacqua PLLC